EXECUTION VERSION OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 1 ALLY/SONIDA OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO TERM LOAN AGREEMENT AND OTHER LOAN DOCUMENTS THIS OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO TERM LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Agreement”) dated as of December 13, 2022 (the “First Amendment Effective Date”), is made by and among each of the Persons named on Schedule 1 hereto (each an “Existing Borrower” and, collectively, the “Existing Borrowers”), SONIDA SENIOR LIVING, INC., a Delaware corporation (“Guarantor”), each of the Persons named on Schedule 2 hereto (each a “Pledgor” and collectively, the “Pledgors”, and together with Existing Borrowers and Guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders (as defined below) party hereto and ALLY BANK, a Utah state chartered bank (“Ally Bank”), in its capacity as Administrative Agent for Lenders (together with its successors and assigns, the “Administrative Agent”), and the Lenders signatory hereto. W I T N E S S E T H: A. The Existing Borrowers, the Guarantors, the Administrative Agent, and the lenders from time to time party thereto (collectively, the “Lenders”) are party to that certain Term Loan Agreement dated as of March 10, 2022 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Initially capitalized terms used without definition herein have the meanings assigned thereto in the Loan Agreement. B. The Loan Parties desire to cause Sonida Brownsburg IN, LLC, a Delaware limited liability company (the “Brownsburg Borrower”) and Sonida Plainfield IN, LLC, a Delaware limited liability company (the “Plainfield Borrower”, and together with the Brownsburg Borrower, collectively, “Joinder Borrowers”) to become a “Borrower” and a “Credit Party” under the Loan Agreement. C. Brownsburg Borrower has acquired the independent living facility located at 250 E. Northfield Drive, Brownsburg, Indiana 46112 (the “Brownsburg Project”). The Brownsburg Project is more particularly described on Schedule 3 attached hereto. D. Plainfield Borrower has acquired the independent living facility located at 855 Southfield Drive, Plainfield, Indiana 46168 (the “Plainfield Project”, and together with the Brownsburg Project, collectively, the “Joinder Projects”). The Plainfield Project is more particularly described on Schedule 3 attached hereto. E. To finance the Joinder Borrowers’ acquisition of the Joinder Projects, Existing Borrowers and Joinder Borrowers desire to obtain an Incremental Loan in the aggregate principal amount of $8,125,000.00 (the “Incremental Loan”) and, as security for the Incremental Loan and the other Obligations, add the Joinder Projects to the Collateral securing the Obligations, in each case, pursuant to the terms of the Loan Agreement and, in connection therewith, join each Joinder Borrower as a party to the Loan Agreement and other Loan Documents (excluding the Guaranties). F. Upon the execution and delivery of this Agreement by the parties hereto, Joinder Borrowers shall become a “Borrower,” a “Borrower Party,” and an “Indemnitor” under the Loan

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 2 ALLY/SONIDA Agreement and the other Loan Documents (excluding the Guaranties), as applicable, with the same force and effect as if originally named as a “Borrower,” a “Borrower Party,” and an “Indemnitor” thereunder. NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the parties hereto hereby agree as follows: AGREEMENT AND JOINDER 1. Acknowledgement of Recitals. Each Loan Party acknowledges that each of the recitals set forth above is true and correct. 2. Joinder to Loan Agreement and other Loan Documents. (a) Each party hereto hereby acknowledges and agrees that, effective as of the date hereof, each Joinder Borrower shall be deemed to be, and shall be, a “Borrower” and a “Credit Party” for all purposes under the Loan Agreement, and shall have all of the rights and obligations of a “Borrower” and a “Credit Party” thereunder as if it had executed the Loan Agreement (including, without limitation, the joint and several obligations of each Borrower under Section 13.25 thereof), each Promissory Note, and the other Loan Documents (excluding the Guaranties), and each Joinder Borrower hereby joins in, assumes and agrees to perform all of the obligations and liabilities of a Borrower and a Credit Party thereunder as if it had executed such documents as an original party thereto. Each Joinder Borrower acknowledges that the Loan would not have been made available to Joinder Borrower on the terms set forth in the Loan Agreement if the Loan were not secured by the Collateral (including the Joinder Projects) and, as such, each Joinder Borrower acknowledges and confirms that it has received valuable consideration to support its obligations under the Loan Agreement. (b) Each Joinder Borrower hereby ratifies, as of the date hereof, and agrees to be bound by and perform, all of the covenants, terms, provisions, and conditions contained in all Loan Documents to which it is a party applicable to it by virtue of its status as a “Borrower” and a “Borrower Party” thereunder, including, without limitation, the grant of a lien on and security interest in Joinder Borrower’s right, title, and interest in and to its Collateral to the Administrative Agent. (c) Each Joinder Borrower represents and warrants that each representation and warranty made by it as a “Borrower” and a “Borrower Party” under the Loan Agreement (as amended hereby), each Promissory Note, and the other Loan Documents is true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation is true and correct in all respects) on and as of the date hereof, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it is true and correct as of such earlier date; provided, that, for purposes of this Agreement, any reference to “Closing Date” in any such representation and warranty shall instead be deemed to reference the date hereof.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 3 ALLY/SONIDA (d) Joinder Borrower hereby irrevocably appoints (i) CSL CE Arlington, a Delaware limited liability company, as Borrowers’ Representative for the purposes set forth in Section 13.24 of the Loan Agreement. 3. Joinder to Environmental Indemnity Agreement. (a) Each party hereto hereby acknowledges and agrees that, effective as of the date hereof, each Joinder Borrower shall be deemed to be, and shall be, an “Indemnitor” for all purposes of the Environmental Indemnity Agreement and shall have all of the obligations of an “Indemnitor” thereunder as if it had executed the Environmental Indemnity Agreement as an original party thereto, and each Joinder Borrower hereby joins in, assumes and agrees to perform all of the obligations and liabilities of a Borrower and an Indemnitor thereunder as if it had executed the Environmental Indemnity Agreement as an original party thereto. Each Joinder Borrower agrees and confirms that by execution of this Agreement, it is jointly and severally liable with the other Indemnitors (as defined in the Environmental Indemnity Agreement) for the indemnification obligations and the other obligations and covenants under the Environmental Indemnity Agreement in accordance with the terms thereof. (b) Each Joinder Borrower hereby ratifies, as of the date hereof, and agrees to be bound by and perform, all of the covenants, terms, provisions, and conditions contained in the Environmental Indemnity Agreement applicable to it by virtue of its status as an “Indemnitor” thereunder, including, without limitation, its indemnification of the Indemnitees (as defined in the Environmental Indemnity Agreement) pursuant to the terms of the Environmental Indemnity Agreement. (c) Each Joinder Borrower represents and warrants that each representation and warranty by it as an “Indemnitor” under the Environmental Indemnity Agreement is true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation is true and correct in all respects) on and as of the date hereof, except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it is true and correct as of such earlier date. 4. Joinder Project; Project. Each party hereto hereby acknowledges and agrees that, effective as of the First Amendment Effective Date, (a) the Joinder Projects shall be deemed to be, and shall be, a “Joinder Project”, a “Healthcare Facility” and “Property” for all purposes under the Loan Documents and the Environmental Indemnity Agreement; (b) the real property described in Schedule 3 attached hereto shall be deemed to be, and shall be, “Real Property” for all purposes under the Loan Documents and the Environmental Indemnity Agreement; and (c) the buildings and other improvements now or hereafter located on the real property described in Schedule 3 attached hereto shall be deemed to be, and shall be, “Improvements” for all purposes under the Loan Documents. 5. Collateral. In furtherance of the foregoing, to secure the payment of all the Obligations of Existing Borrowers and Joinder Borrowers under the Loan Documents and the prompt payment, performance and observance of all other covenants, conditions, agreements, representations, warranties and other obligations of the Existing Borrowers and Joinder Borrowers under the Loan Documents and/or any other obligor to or benefiting Administrative Agent and

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 4 ALLY/SONIDA Lenders that are evidenced or created by the Loan Agreement, the Promissory Notes and/or any of the other Loan Documents, (A) Brownsburg Borrower is executing and delivering (i) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, in favor of Administrative Agent (for its benefit and for the benefit of the Lenders) encumbering its interest in the Brownsburg Project (the “Brownsburg Mortgage”) and (ii) a Deposit Account Control Agreement in favor of Administrative Agent (for its benefit and for the benefit of the Secured Parties) with respect to the Deposit Account maintained by it (the “Brownsburg DACA”), and (B) Plainfield Borrower is executing and delivering (i) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, in favor of Administrative Agent (for its benefit and for the benefit of the Lenders) encumbering its interest in the Plainfield Project (the “Plainfield Mortgage”) and (ii) a Deposit Account Control Agreement in favor of Administrative Agent (for its benefit and for the benefit of the Secured Parties) with respect to the Deposit Account maintained by it (the “Plainfield DACA”). Each Loan Party acknowledges that, for all purposes under the Loan Documents and the Environmental Indemnity Agreement, each of the Brownsburg Mortgage and the Plainfield Mortgage is a “Mortgage” (as defined in the Loan Agreement), each of the Brownsburg DACA and the Plainfield DACA is a “Deposit Account Control Agreement” (as defined in the Loan Agreement) and the real and personal property of Joinder Borrowers in which a Lien is granted under the Mortgage is “Collateral” (as defined in the Loan Agreement). 6. Grant of Security Interest. Each Joinder Borrower hereby gives, grants and assigns to Administrative Agent, for the benefit of the Lenders, a first priority lien and security interest in and against any and all of such Joinder Borrower’s right, title and interest, whether now owned or hereafter acquired, in and to the following assets and properties, whether tangible or intangible, real or personal, and in and against any and all additions, attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (collectively, the “Collateral”): (a) all Accounts; (b) all Chattel Paper, including electronic chattel paper; (c) all Commercial Tort Claims; (d) all Deposit Accounts; (e) all Documents; (f) all General Intangibles, including Payment Intangibles, Software, copyrights, patents, trademarks and all other Intellectual Property; (g) all Inventory, Equipment, fixtures and other Goods; (h) all Instruments; (i) all Investment Property, including, but not limited to, such Grantor’s Equity Interests in each Subsidiary; (j) all Letters of Credit and Letter-of-Credit Rights;

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 5 ALLY/SONIDA (k) all Supporting Obligations and related letters of credit or other claims and causes of action, in each case, to the extent pertaining to the Collateral; (l) all monies, whether or not in the possession or under the control of Administrative Agent or a bailee or Affiliate of Administrative Agent, including any cash Collateral; (m) any and all of such Joinder Borrower’s rights (but none of its obligations), title and interests (including security interests) under all contracts and leases, including Material Contracts, Healthcare Authorizations, and all other Governmental Authorizations; (n) all other personal property of such Joinder Borrower; (o) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and (p) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing. To further secure the prompt payment and performance of all Obligations, Joinder Borrowers hereby grant to Administrative Agent, for the benefit of the Lenders, a continuing security interest in and Lien upon all of Joinder Borrowers’ rights, titles and interests in and to each Deposit Account of Joinder Borrowers, and any deposits or other sums at any time credited to any such Deposit Account. Upon the occurrence and during the continuation of an Event of Default, Joinder Borrowers authorize and direct each bank or other depository to deliver to Administrative Agent, on a daily basis, all balances in each Deposit Account maintained by Joinder Borrowers with such depository for application to the Obligations then outstanding. Joinder Borrowers irrevocably appoint Administrative Agent as Grantors’ attorney-in-fact to collect such balances to the extent any such delivery is not so made. All terms, whether capitalized or lower case, used in this Section 6 and not otherwise defined herein or in the Loan Agreement shall have the meanings ascribed to such terms in the Uniform Commercial Code in effect from time to time in the State of New York (as used in this Agreement, the “UCC”). 7. Pledge of Equity Interests. Pledgors and the other parties hereto hereby acknowledge and agree that, effective as of the date hereof, Pledgors’ equity interests in Joinder Borrowers shall be deemed to be, and shall be, “Pledged Interests” and “Pledged Collateral” for all purposes under the Pledge Agreement. Not in limitation of the foregoing, to secure the Obligations, Pledgors hereby grant to Administrative Agent for the benefit of the Lenders a security interest in and lien on such Pledgors equity interests in Joinder Borrowers, as applicable, and all proceeds thereof. Attached hereto as Annex A is a supplement to Schedule 1 of the Pledge Agreement, which updates to reflect the pledge set forth in this Section 7. Effective as of the date hereof, Joinder Borrowers hereby acknowledge and consent to the terms of the Pledge Agreement.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 6 ALLY/SONIDA 8. Certain Representations and Warranties. Each Joinder Borrower hereby represents and warrants that: (a) Each Joinder Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with all Requirements of Law applicable to doing business in the state of Indiana; (b) Each Joinder Borrower has taken all necessary action to authorize the execution, delivery of the this Agreement and any other Loan Documents delivered in connection herewith and the performance of this Agreement, the other Loan Documents and the Environmental Indemnity Agreement; (c) Each of this Agreement and any other Loan Document to which a Joinder Borrower is a party delivered in connection herewith has been duly executed and delivered by such Joinder Borrower; (d) The execution, delivery of this Agreement and any other Loan Documents delivered in connection herewith and the performance by Joinder Borrowers of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement (i) constitute legal, valid and binding obligations of Joinder Borrowers enforceable against Joinder Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity; (ii) do not contravene its articles or certificate of formation or organization, its limited liability company or operating agreement, or other organizational document; (iii) do not violate any provision of any applicable Requirement of Law; and (iv) do not conflict with or result in a breach of, or result in the creation of a lien (other than pursuant to the Loan Documents) under, any agreement or instrument to which Joinder Borrowers are a party or to which Joinder Borrowers’ property is subject; and (e) Joinder Borrowers have satisfied each of the conditions precedent to the making of the requested Incremental Loan. 9. Incremental Loan. On the date hereof, Lenders shall make an advance to Joinder Borrowers and Existing Borrowers of the Incremental Loan. For the avoidance of doubt, the Incremental Loan is a “Term Loan” under the Loan Agreement, as amended and supplemented hereby. The Contract Rate applicable to the Incremental Loan shall be the Contract Rate set forth in the Loan Agreement. The Incremental Loan shall mature on the Maturity Date. 10. Certain Acknowledgments. (a) Effective upon disbursement of the Incremental Loan, the outstanding principal balance of the Term Loans advanced through the First Amendment Effective Date shall be $88,125,000.00. Each Loan Party acknowledges that such amounts are not subject to any dispute, defense, counterclaim, recoupment or offset of any kind. (b) Each Loan Party acknowledges that it has received a direct and tangible benefit from the joinder of Joinder Borrowers and the addition of the Joinder Projects as Collateral for the Term Loan.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 7 ALLY/SONIDA 11. Amendments to Loan Agreement. Effective as of the First Amendment Effective Date, the Loan Agreement is hereby amended as follows: (a) Article I of the Loan Agreement is hereby amended to add the following defined terms and their accompanying definitions in appropriate alphabetical order: “First Amendment Effective Date”: means December 13, 2022. “Hypothetical DSCR”: as of any Test Date, the Debt Service Coverage Ratio that would exist on such date if the outstanding principal balance of the Term Loans on such date was reduced by (a) amounts on deposit in the Debt Service Reserve, (b) amounts on deposit in the Equity Cure Fund on such date, and (c) the face amount of any Special Letter of Credit outstanding on such date. “Swap Agreement Benefit Amount”: the amount of any reduction in Consolidated Total Debt Service resulting from a Swap Agreement. (b) Article I of the Loan Agreement is hereby amended to amend the following defined terms and their accompanying definitions: “Borrower” or “Borrowers”: the meaning set forth in the preamble to this Agreement, together with any other Person that becomes a Borrower hereunder pursuant to Section 7.19 or otherwise. “Hypothetical Debt Yield”: as of any Test Date, the Debt Yield that would exist on such date if the outstanding principal balance of the Term Loans on such date was reduced by (a) amounts on deposit in the Debt Service Reserve, (b) amounts on deposit in the Equity Cure Fund on such date, and (c) the face amount of any Special Letter of Credit outstanding on such date. “Limited Payment Guaranty”: that certain Amended and Restated Limited Payment Guaranty Agreement, dated as of the First Amendment Effective Date, executed by Guarantor in favor of Administrative Agent (for the benefit of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time, in form and substance satisfactory to Administrative Agent. “Prepayment Premium”: except as expressly provided in this Agreement, with respect to any prepayment or acceleration occurring, (a) on or prior to the first anniversary of the First Amendment Effective Date, an amount equal to one and a half percent (1.50%) of the principal amount of the Term Loans being prepaid or accelerated, (b) after the first anniversary of the First Amendment Effective Date and on or prior to the second anniversary of the First Amendment Effective Date, an amount equal to three quarters of one percent (0.75%) of the principal amount of the Term Loans being prepaid or accelerated and (b) after the second anniversary of the First Amendment Effective Date, zero percent (0%) of the principal amount of the Term Loans being prepaid or accelerated.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 8 ALLY/SONIDA “Resize Amount”: an amount, as calculated by Administrative Agent upon the occurrence of any Resize Event, that, if applied to the outstanding principal balance of the Term Loans as of the most recent Test Date, would have resulted in, as applicable, a Hypothetical Debt Yield of at least the percentage set forth with respect to such Test Date in the chart in Section 9.3(b), or a Hypothetical DSCR of at least the ratio set forth in the chart in Section 9.2. “Term Loans”: the loans to be made by Lenders to Borrowers under and on the terms and subject to the conditions set forth in this Agreement, whether in the form of the Initial Term Loan, Delayed Draw Loans or Incremental Loans, in an aggregate principal amount of up to $98,125,000, together with all other amounts evidenced or secured by the Loan Documents. (c) Section 2.5(a) of the Loan Agreement is hereby amended and restated as follows: (a) (i) On the before the First Amendment Effective Date (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), Borrowers shall have in effect the Interest Rate Cap Agreement, which shall (A) be for a term of at least one (1) year (the “Initial Interest Rate Cap Period”), (B) have a notional amount that shall not at any time be less than one hundred percent (100%) of the Outstanding Amount, and (C) have a strike rate equal to the Strike Price, all upon terms and subject to such conditions as shall be reasonably acceptable to Administrative Agent; and (ii) on or prior to the expiration of the Initial Interest Rate Cap Agreement and for each Loan Year thereafter, Borrowers shall have in effect a Replacement Interest Rate Cap Agreement, which shall (A) have a term expiring no earlier than the last day of the subsequent Loan Year (each such period, a “Replacement Interest Rate Cap Period”), (B) have a notional amount that shall not at any time be less than one hundred percent (100%) of the Outstanding Amount, and (C) have a strike rate equal to the Strike Price, all upon terms and subject to such conditions as shall be reasonably acceptable to Administrative Agent, together with accrued and unpaid interest thereon. (d) Section 2.8(a)(ii) of the Loan Agreement is hereby amended and restated as follows: (ii) In connection with the Incremental Loan advanced on the First Amendment Effective Date, a fee in the amount of $121,875.00. In connection with each other Incremental Loan, a fee to be determined in Administrative Agent’s discretion. (e) Section 3.4 of the Loan Agreement is hereby amended and restated to read as follows: 3.4 Debt Service Reserve. Borrowers shall direct the title company to fund at Closing (which funds may be proceeds of the Initial Term Loan or otherwise) a reserve of $1,500,000 (the “Debt Service Reserve”). The Debt Service

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 9 ALLY/SONIDA Reserve shall be held in a separate Deposit Account, subject to a Deposit Account Control Agreement in favor of Administrative Agent, which such Deposit Account Control Agreement shall provide that the Deposit Account Bank shall comply with instructions originated by Administrative Agent directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower. The Debt Service Reserve may be released to the Borrowers subject to the following: (a) no Default or Event of Default exists; (b) the Borrowers demonstrate to the satisfaction of Administrative Agent that, calculated as of the most recently ended Fiscal Quarter for which financial statements were required to be delivered pursuant to Section 10.3(a), the Debt Yield (calculated for the most recently ended twelve (12) month period) is not less than nine percent (9.0%), provided, that for purposes of this clause (b), Consolidated EBITDAR shall be reduced by the amount of any COVID-Related Revenue otherwise included in Consolidated Net Income for such period, which such calculation of Consolidated Net Income shall be inclusive of deductions for any COVID-Related Expenses for such period; (c) the Borrowers demonstrate to the satisfaction of Administrative Agent that, calculated as of the most recently ended Fiscal Quarter for which financial statements were required to be delivered pursuant to Section 10.3(a), the Debt Service Coverage Ratio (calculated as of either [whichever is lesser] (i) the most recently ended twelve (12) month period, annualized, or the most recently ended three (3) month period, annualized) is not less than 1.35 to 1.00, provided, that for purposes of this clause (c), Consolidated Total Debt Service shall be calculated using a thirty (30) year amortization schedule with an assumed interest rate equal to four and one half percent (4.5%) per annum and shall exclude any Swap Agreement Benefit Amount; and (d) Administrative Agent has determined that there are no voluntary or involuntary bans upon (A) admissions, (B) in person sales tours or (C) visitation of family or guests, then existing at any Property and there have been no such restrictions at any Property for a period of not less than sixty (60) consecutive days (such sixty (60) day period ending on the date of the proposed Debt Service Reserve release). (f) Section 7.5(a) of the Loan Agreement is hereby amended and restated to read as follows: (a) Coverage. Each Borrower, at its sole cost, for the mutual benefit of each Borrower, Administrative Agent and Lenders, shall obtain and maintain (or cause each Operator to obtain and maintain) during the term of the Term Loans the following policies of insurance: (i) Property insurance against loss or damage by standard perils included within the classification “All Risks” or “Special Form” Causes of Loss,

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 10 ALLY/SONIDA including coverage for damage caused by windstorm (including named storm) and hail. Such insurance shall (A) be in an amount equal to the full insurable value on a replacement cost basis of the Property and, if applicable, all related furniture, furnishings, equipment and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $25,000, unless written on a blanket policy, in which case, One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) per occurrence with a $1,500,000 aggregate and $150,000 per occurrence trailing deductible upon erosion of the $1,500,000 aggregate for all such insurance coverage except in the case of windstorm and earthquake coverage, which shall have deductibles not in excess of 5% of the total insurable value of the Property); (C) be paid annually in advance; (D) be written on a “Replacement Cost” basis, waiving depreciation; (E) be written on a no coinsurance form or contain an “Agreed Amount” endorsement, waiving all coinsurance provisions; (F) include ordinance or law coverage on a replacement cost basis, with no co-insurance provisions, containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; and (G) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof. If such insurance excludes mold, then Borrower shall implement a mold prevention program satisfactory to Lender; (ii) Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Administrative Agent so requires in its sole discretion. Such policy shall (a) be in an amount equal to the maximum limit of coverage available under the National Flood Insurance Program, plus such additional excess limits as agreed to by Administrative Agent and (b) have a maximum permissible deductible of $25,000. (iii) commercial general liability insurance, including terrorism, on a broad form coverage of property damage, contractual liability for insured contracts and personal injury (including bodily injury and death), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $3,000,000 general aggregate for any policy year (with a per location aggregate if the Property is on a blanket policy), with a deductible not in excess of $150,000. Provided that, with respect to any professional liability policy, Borrowers shall be required to maintain insurance coverage under such professional liability policy in excess of $1,000,000 per occurrence and $3,000,000 in the aggregate. In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained on terms consistent with the commercial general liability insurance required above, for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 11 ALLY/SONIDA (iv) Rental loss and/or business income insurance (a) with Administrative Agent, on behalf of itself and the Lenders, being named as “Lender Loss Payee”, as agent for the Lenders, (b) in an amount equal to one hundred percent (100%) of the projected gross income from the Property during the event that caused the loss of income; and (d) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the term of the Term Loans as and when the estimated or actual Rents increase. Coverage shall include acts of foreign and domestic terrorism. (v) Comprehensive equipment breakdown insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that each Borrower and Manager are required to insure pursuant to the lease on a replacement cost basis and in amounts as are generally available and acceptable to Administrative Agent. (vi) If applicable, worker’s compensation and disability insurance with respect to any employees of any Manager, as required by any Legal Requirement. (vii) During any period of repair or restoration, and only if the property or liability coverage forms do not otherwise apply, builder’s “all risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Administrative Agent may request, in form and substance and with deductibles acceptable to Administrative Agent and commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policy required in Section 7.5(a)(iii). (viii) Such other insurance (including, but not limited to earthquake insurance, sinkhole insurance, and windstorm insurance) and such higher limits as may from time to time be reasonably required by Administrative Agent in order to protect its interests. (ix) Notwithstanding anything in subsection (i) above to the contrary, each Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the Property; provided that such coverage is commercially available. In the event that such coverage with

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 12 ALLY/SONIDA respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (i) above, each Borrower shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the Property; provided that such coverage is commercially available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, each Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Administrative Agent may, at its option (A) purchase such stand-alone terrorism Policy, with each Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and Administrative Agent paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to 200% of the then current aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.5(a)(i) and (v) on a standalone basis. Each Borrower shall obtain (or cause each Manager and Operator to obtain) the coverage required under this subsection (xi) from a carrier which otherwise satisfies the rating criteria specified in Section 7.5(b) (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, each Borrower shall obtain (or cause each Operator to obtain) such coverage from the highest rated insurance company providing such coverage. (x) Any blanket insurance Policy shall be subject to Administrative Agent’s approval, which approval shall be conditioned upon, among other things, evidence satisfactory to Administrative Agent that such Policy provides the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.5(a)(i). (xi) Notwithstanding anything in this subsection 7.5(a) to the contrary, any deductible limits or self-insured retention limits set forth herein may be increased in Administrative Agent’s commercially reasonable discretion. (g) Annex A to the Loan Agreement is hereby replaced by Schedule 4 hereto; (h) Annex B to the Loan Agreement is hereby replaced by Schedule 5 hereto; (i) Schedule 2.7 to the Loan Agreement is hereby replaced by Schedule 6 hereto; (j) Schedule 3.2 to the Loan Agreement is hereby supplemented by Schedule 7 hereto;

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 13 ALLY/SONIDA (k) Schedule 6.4 to the Loan Agreement is hereby supplemented by Schedule 8 hereto; (l) Schedule 6.18 to the Loan Agreement is hereby supplemented by Schedule 9 hereto; (m) Schedule 6.23 to the Loan Agreement is hereby supplemented by Schedule 10 hereto; (n) Schedule 6.28 to the Loan Agreement is hereby supplemented by Schedule 11 hereto; (o) Schedule 6.32 to the Loan Agreement is hereby supplemented by Schedule 12 hereto; (p) Schedule 7.22 to the Loan Agreement is hereby supplemented by Schedule 13 hereto; and (q) Schedule 12 to the Loan Agreement is hereby supplemented by Schedule 14 hereto. 12. Authorization to File Financing Statements. In accordance with Section 4.10 of the Security Agreement, the Joinder Borrowers authorizes Administrative Agent, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Administrative Agent reasonably determines appropriate to perfect the security interests of Administrative Agent under the Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets.” 13. Address for Notices. The address of Joinder Borrowers for purposes of all notices and other communications under the Loan Documents is the address designated for the Existing Borrowers in Section 10.01 of the Loan Agreement or such other address as Joinder Borrowers may from time to time notify Administrative Agent in writing in accordance with Section 10.01 of the Loan Agreement. 14. Conditions Precedent. This Agreement shall become effective upon the satisfaction or waiver of each of the following conditions precedent, as determined by Administrative Agent in its reasonable discretion: (a) each of Existing Borrowers, Guarantor, Joinder Borrowers, and Administrative Agent shall have executed and delivered this Agreement and any Other Loan Document as Administrative Agent may reasonably require in connection with this Agreement; (b) Guarantor shall have executed and delivered (i) the Consent, Reaffirmation, and Agreement of Guarantor attached hereto as Annex B, and (ii) that certain Amended and Restated Limited Payment Guaranty dated as of the First Amendment Effective Date;

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 14 ALLY/SONIDA (c) the Existing Borrowers and the Joinder Borrowers shall have executed and delivered amended and restated Promissory Notes as requested by Administrative Agent and Lenders; (d) Administrative Agent shall have received a certificate of good standing (or equivalent document) from the Secretary of State of the applicable state respecting Joinder Borrowers; (e) Administrative Agent shall have received a certificate of a duly authorized officer of the Joinder Borrowers, certifying (i) that the attached copies of the Joinder Borrowers’ Organization Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents and the granting of the liens set forth therein is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body or Person, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to the credit facilities contemplated in the Loan Agreement and the other Loan Documents; and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of Joinder Borrowers; (f) Administrative Agent shall have received a written opinion from counsel to Joinder Borrowers in form and substance reasonably satisfactory to Administrative Agent; (g) Administrative Agent shall have received UCC searches and other Lien searches regarding Joinder Borrowers showing no existing security interests in or Liens on the Collateral of Joinder Borrowers other than Permitted Liens; (h) Administrative Agent shall be satisfied with the arrangements made with respect to the filing of UCC-1 financing statements covering the Collateral of the Joinder Borrowers; (i) at least two (2) days prior to the date hereof, Administrative Agent shall have received all documentation and other information with respect to Joinder Borrowers required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act; (j) each of the conditions precedent to the advance of an Incremental Loan set forth in Section 2.15 of the Loan Agreement shall have been satisfied other than those that can only be completed on the date hereof; and (k) Borrowers shall have delivered to Administrative Agent a copy of the bid for the cost of the Interest Rate Cap Agreement on terms consistent with Section 2.5(a) of the Loan Agreement, as amended hereby. 15. Loan Document. For avoidance of doubt, each party hereto acknowledges and agrees that this Agreement is a Loan Document. 16. Receipt of Loan Documents. Joinder Borrowers acknowledges and confirms that it has received copies of the Loan Agreement and the other Loan Documents, in each case, together

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 15 ALLY/SONIDA with any and all schedules and exhibits thereto, to which Joinder Borrowers are a party by virtue of their status as a Borrower, Borrower Party, and/or Indemnitor, as applicable. 17. Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers (including, upon the effectiveness hereof, Joinder Borrowers) and the Guarantors. 18. No Novation or Mutual Departure. Each Borrower (including, upon the effectiveness hereof, Joinder Borrowers), and each Guarantor expressly acknowledges and agrees that (a) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Loan Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than as provided herein and (b) nothing in this Agreement shall affect or limit the Secured Parties’ right to demand payment of liabilities owing from the Borrowers (including, upon the effectiveness hereof, the Joinder Borrowers) to the Secured Parties under, or to demand strict performance of the terms, provisions and conditions of, the Loan Agreement and the other Loan Documents, to exercise any and all rights, powers and remedies under the Loan Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, in each case, in accordance with the Loan Agreement or the other Loan Documents. 19. Counterparts; Fax or Other Transmission. This Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature; provided, however, that the submission of any electronic signature in accordance with clause (a) above shall be followed immediately by an e- mail confirmation from the applicable signatory confirming that such signatory has signed using electronic means. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Agreement will be as effective as delivery of a manually executed counterpart of this Agreement. 20. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Borrower (including Joinder Borrowers) or other Loan Party hereto may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and each Lender, which may be given or withheld in its sole discretion. 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK'S PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – Page 16 ALLY/SONIDA 22. Severability. Any provision of this Agreement which is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. [SIGNATURES ON FOLLOWING PAGES.]

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 1 ALLY/SONIDA SCHEDULE 1 EXISTING BORROWERS 1. CSL CE Arlington, LLC 2. CSL CE College Station, LLC 3. CSL CE Conroe, LLC 4. CSL Remington, LLC 5. CSL CE Stephenville, LLC 6. CSL Cottonwood, LLC 7. CSL Georgetowne, LLC 8. CSL Autumn Glen, LLC 9. CSL Rose Arbor, LLC 10. CSL Fitchburg, LLC

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 2 ALLY/SONIDA SCHEDULE 2 PLEDGORS 1. Capital Senior Living Properties, Inc. 2. Capital Senior Living Properties 4, Inc.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 3 ALLY/SONIDA SCHEDULE 3 (Supplements Schedule 6.29 to the Loan Agreement) Borrowers Facility Name Manager Property Address 11. Sonida Brownsburg IN, LLC The Oaks at Brownsburg None 250 E. Northfield Dr. Brownsburg, Indiana 46112 12. Sonida Plainfield IN, LLC The Oaks at Plainfield None 855 Southfield Drive, Plainfield, Indiana 46168

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 2 ALLY/SONIDA SCHEDULE 4 (Replaces Annex A to the Loan Agreement) LIST OF BORROWERS 1. CSL CE Arlington, LLC 2. CSL CE College Station, LLC 3. CSL CE Conroe, LLC 4. CSL Remington, LLC 5. CSL CE Stephenville, LLC 6. CSL Cottonwood, LLC 7. CSL Georgetowne, LLC 8. CSL Autumn Glen, LLC 9. CSL Rose Arbor, LLC 10. CSL Fitchburg, LLC 11. Sonida Brownsburg IN, LLC 12. Sonida Plainfield IN, LLC

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 2 ALLY/SONIDA SCHEDULE 5 (Replaces Annex B to the Loan Agreement) TERM LOAN COMMITMENTS Name of Lender Commitment of such Lender Pro Rata Share Ally Bank $98,125,000 100% TOTAL $98,125,000 100%

SCHEDULE 6

(Replaces Schedule 2.7 to the Loan Agreement)

Allocated Amount

Borrower	Healthcare Facility	Allocated Loan Amount
CSL Autumn Glen, LLC	98 North 10th St. Greencastle, IN 46135 (Putnam County, IN)	$2,735,153.53
CSL CE College Station, LLC	1103 Rock Prairie Rd. College Station, TX 77845 (Brazos County, TX)	$7,259,175.24
CSL CE Conroe, LLC	500 River Pointe Dr. Conroe, TX 77304 (Montgomery County, TX)	$3,636,069.03
CSL CE Stephenville, LLC	2010 Good Tree St. Stephenville, TX 76401 (Erath County, TX)	$4,569,391.56
CSL CE Arlington, LLC	1860 North Cooper St. Arlington, TX 76011 (Tarrant County, TX)	$6,773,069.76
CSL Remington, LLC	8707 Valley Ranch Pkwy. West Irving, TX 75063 (Dallas County, TX)	$9,560,074.54
CSL Cottonwood, LLC	201 East Mingus Ave. Cottonwood, AZ 86326 (Yavapai County, AZ)	$13,999,837.96
CSL Georgetowne, LLC	1717 Maplecrest Rd. Fort Wayne, IN 46815 (Allen County, IN)	$9,527,667.50
CSL Rose Arbor, LLC	16500 92nd Ave. N. Maple Grove, MN 55311 (Hennepin County, MN)	$10,564,692.54
CSL Fitchburg, LLC	5440 Caddis Bend Fitchburg, WI 53711 (Dane County, WI)	$11,374,868.34
Sonida Brownsburg IN, LLC	250 E. Northfield Dr. Brownsburg, Indiana 46112	$4,898,897.06

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 6
ALLY/SONIDA

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 6 ALLY/SONIDA Sonida Plainfield IN, LLC 855 Southfield Drive, Plainfield, Indiana 46168 $3,226,102.94 TOTAL: $88,125,000.00

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 7 ALLY/SONIDA SCHEDULE 7 (Supplements Schedule 3.2 to the Loan Agreement) Payment Accounts; Other Deposit Accounts Borrower Bank Account No. Purpose Brownsburg PNC Bank TBD Deposit Account Plainfield PNC Bank TBD Deposit Account

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 8 ALLY/SONIDA SCHEDULE 8 (Supplements Schedule 6.4 to the Loan Agreement) Litigation Borrower Healthcare Facility Litigation Sonida Brownsburg IN, LLC 250 E. Northfield Dr. Brownsburg, Indiana 46112 None. Sonida Plainfield IN, LLC 855 Southfield Drive, Plainfield, Indiana 46168 None.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 9 ALLY/SONIDA SCHEDULE 9 (Supplements Schedule 6.18 to the Loan Agreement) Borrowers Sole Member Sonida Brownsburg IN, LLC Capital Senior Living Properties 4, Inc. Sonida Plainfield IN, LLC Capital Senior Living Properties 4, Inc.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 10 ALLY/SONIDA SCHEDULE 10 (Supplements Schedule 6.23 to the Loan Agreement) Intellectual Property The Oaks at Brownsburg The Oaks at Plainfield

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 11 ALLY/SONIDA SCHEDULE 11 (Supplements Schedule 6.28 to the Loan Agreement) Licensed Beds As used herein, “AL” means assisted living, “MC” means memory care and “IL” means independent living. Independent living beds are not licensed. Borrower Healthcare Facility Licenses Beds Sonida Brownsburg IN, LLC 250 E. Northfield Dr. Brownsburg, Indiana 46112 97 IL Sonida Plainfield IN, LLC 855 Southfield Drive, Plainfield, Indiana 46168 60 IL

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 12 ALLY/SONIDA SCHEDULE 12 (Supplements Schedule 6.32 to the Loan Agreement) Federal Employer Identification Number BORROWER FEDERAL EMPLOYER IDENTIFICATION NUMBER Sonida Brownsburg IN, LLC 38-3662748 Sonida Plainfield IN, LLC 38-3662748

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 13 ALLY/SONIDA SCHEDULE 13 (Supplements Schedule 7.22 to the Loan Agreement) Post-Closing Items 13. Borrowers to deliver fully executed Deposit Account Control Agreement(s) for the property level accounts related to the Brownsburg Project and the Plainfield Project, each in form and substance reasonably acceptable to Administrative Agent, within ninety (90) days following the First Amendment Effective Date. 14. Borrowers to perform radon testing at the Brownsburg and Plainfield Projects and deliver to Administrative Agent results of such testing no later than six (6) months following the First Amendment Effective Date. Borrowers agree to promptly perform, to Administrative Agent’s reasonable satisfaction, any and all remediation measures warranted based on the results, including, if necessary, installation of radon mitigation systems. 15. Borrowers shall perform drinking water testing at the Brownsburg Project for Total Coliforms in accordance with IDEM requirements as set forth in the Environmental Risk Evaluation prepared by IWM Consulting Group, LLC, dated November 23, 2022. 16. Borrowers shall deliver a complete zoning report for the Plainfield Project that includes the zoning verification letter, certificate of occupancy, building and zoning code violations, special permitting and zoning conditions and building permits, in form and substance reasonably acceptable to Administrative Agent, within forty-five days following the First Amendment Effective Date. Borrowers agree to address any violations set forth in the completed zoning report within sixty (60) days following receipt of the completed zoning report. 17. Borrowers shall deliver a fully executed Assignment of Interest Rate Protection Agreement in form and substance reasonably acceptable to Administrative Agent within five (5) Business Days following the First Amendment Effective Date.

OMNIBUS JOINDER AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT – SCHEDULE 14 ALLY/SONIDA SCHEDULE 14 (Supplements Schedule 12 to the Loan Agreement) Borrower Healthcare Facility Sonida Brownsburg IN, LLC 250 E. Northfield Dr. Brownsburg, Indiana 46112 Sonida Plainfield IN, LLC 855 Southfield Drive, Plainfield, Indiana 46168

[ALLY/SONIDA – ANNEX A] ANNEX A (Supplements Schedule 1 to the Pledge Agreement) Name of Pledgor Name of Issuer Type of Organization of Issuer Jurisdiction of Organization of Issuer Certificated (Y/N) Percentage of Outstanding Equity Interests in Issuer Owned by Pledgor Capital Senior Living Properties 4, Inc. Sonida Brownsburg IN, LLC Limited liability company Delaware N 100% Capital Senior Living Properties 4, Inc. Sonida Plainfield IN, LLC Limited liability company Delaware N 100%

[ALLY/SONIDA – ANNEX B] ANNEX B CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTOR December 13, 2022 The undersigned (a) acknowledges receipt of the Omnibus Joinder Agreement and First Amendment to Loan Agreement dated as of the date hereof (the “Agreement”), (b) consents to the execution and delivery by Existing Borrowers and Guarantor of the Agreement, (c) agrees that none of its obligations and covenants under the Loan Documents (including, without limitation, the Carveout Guaranty) to which it is a party shall be reduced or limited by the execution and delivery of the Agreement, and (d) reaffirms all of its obligations and covenants under the Loan Documents to which it is a party. SONIDA SENIOR LIVING, INC., a Delaware corporation By: Name: Brandon M. Ribar Title: President and Chief Executive Officer